Exhibit 10.1

FIRST AMENDMENT TO LEASE AGREEMENT

BY AND BETWEEN

WILMINGTON INVESTORS, LLC

a Delaware Limited Liability Company ("Landlord”)

AND

PC CONNECTION, INC.

a Delaware corporation
("Tenant")

Prepared By:

Owen T.Hughes, Esq.
Mandelbaum SaJsbnrg P.C.

3 Becker Farm Road, Suite 105
Roseland, New .Jersey 07068

THIS  First Amendment to Lease (the “amendment”) dated the day of March, 2015, between WILMINGTON INVESTORS, LLC, a Delaware limited liability company, with an address at 111 Magee Avenue, Lavallette, New Jersey 08735 ("Landlord") and PC CONNECTION, INC., a Delaware corporation, with offices at 730 Milford Road, Merrimack, New Hampshire 03054 ("Tenant").

BACKGROUND

A.          On August 27, 2014, Landlord and Tenant entered into that certain Lease Agreement for the land and building commonly known as 3336 Progress Way, Building 11, Wilmington, Ohio ("Lease").

B.          Pursuant to the terms of Section 4.01 of the Lease, Landlord, at its sole cost and expense, agreed it wou1d construct or cause to be constructed certain "Landlord Improvements'', including certain work installed for the benefit of the Tenant referred to as the "Fit Up Work", all as defined in the scope of work set forth on Exhibit D to the Lease.

C.          Tenant has requested that Landlord undertake for the benefit of the Tenant, additional fit-up work, which is not contained within the scope of work set forth in Exhibit D to the Lease.

D.          Landlord has agreed to undertake such additional fit-up work pursuant to the terms and conditions contained herein.

E.          Landlord and Tenant desire to enter into this First Amendment to Lease to provide the terms and provisions for the installation, performance, and payment of the additional fit-up work requested by the Tenant.

NOW THEREFORE, in consideration of the foregoing and mutual covenants contained herein, Landlord and Tenant agree as follows:

1.          Tenant has requested and Landlord has agreed to perform additional work not contained within the scope of work set forth in Exhibit D to the Lease. Said additional work will be undertaken pursuant to the Change Orders entered, and to be entered in the future between the Landlord and Tenant. The term "Change Order" shall mean a work order for additional work not contained within the scope of work set forth in Exhibit D to the Lease, which work order shall set forth the description of work and the estimated cost of such work.

2.          As  of  the Effective Date  of  this  First Amendment,  the Landlord  and  Tenant acknowledge and agree that following Change Orders have been entered between the parties:

RFC#	DATE	DESCRIPTION	VALUE

18	1/26/2015	Furnish and Install 2 Mitsubishi Split Systems for Bum In Room Cooling Requirements	$17,299.00

24	2/2/2015	Changes in Permit Drawings Requested by PCC After GMP Established	$13,890.00

36	2/23/2015	Replace Existing UPS – supply only $87,638.00 Deduct Liebert Maintenance (-12,370.00) Total - $75,268.00	$75,268.00

TOTAL:			$106,457. 00

A copy of all of the aforesaid Change Orders are annexed hereto and are referred to herein as the ''Existing Change Orders". All of the work the subject of the Change Orders entered between the parties, including without limitation, the Existing Change Orders, as well as any future Change Orders duly executed by the parties, shall be hereinafter referred to as "Tenants Additional Fit Up Work".

3.          The Tenant's Additional Fit-Up Work shall be deemed part of the "Landlord Improvements" and except as expressly provided otherwise herein, all references in the Lease to "Landlord Improvements" shall be deemed to include the Tenant's Additional Fit-Up Work.

4.          Unless otherwise provided in the applicable Change Order, the Tenant's Additional Fit-Up Work shall be completed in conjunction with the timetable and conditions for the completion of the Landlord's Improvements set forth in the Lease including without limitation Section 2.03 of the Lease.

5.          Unless otherwise provided in the applicable Change Order, the Tenant's Additional Fit-Up Work shall be subject to the terms and provisions of Article IV of the Lease, including in particular and without limitation the provisions of Section 4.04.

6.          Notwithstanding anything to the contrary contained in the Lease, on the Commencement Date, Tenant shall pay in full, by way of a lump sum payment, an amount equal to the total costs of all of the Change Orders constituting the Tenant's Additional Fit-Up Work. Failure of Tenant to make said payment on or before the Commencement Date shall be deemed an Event of Default under the Lease and Landlord shall be entitled to enforce all of its rights and remedies under the Lease with  respect to the Tenant's Additional Fit-Up Work as if   the payment for same was Rent or Additional Rent due under the Lease.

7.          All of the terms of the Lease, except as specifically modified herein, shall remain in full force and effect, and shall pertain to the Tenant's Additional Fit-Up Work, to the extent applicable.

8.          This First Amendment may be executed in on or more counterparts, each of which shall be deemed an original against any party who signs such counterpart, but all of which together shall constitute one and the same instrument.

[Signatures appear on next page]

IN WTINESS WHEREOF, Landlord and Tenant have executed this First Amendment to

Lease as of the day and year first above written.

LANDLORD:

WILMINGTON INVESTORS LLC

a Delaware limited liability company

By:	Wilmington Partners of NJ, LLC a New Jersey limited liability company

By:
Title:	Manager

TENANT

PC CONNECTION, INC.

A Delaware corporation

By:
Name:	Timothy McGrath
Title:	President and CEO

Exhibit A

Copies of Existing Change Orders